Exhibit 15


July 31, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Ford Motor Company Registration Statements Nos. 2-95018, 2-95020, 33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50194, 33-50238,
          33-54275,  33-54283, 33-54348, 33-54735, 33-54737, 33-56785, 33-58255,
          33-58785,   33-61107,  33-64605,   33-64607,   333-02735,   333-20725,
          333-27993,  333-28181, 333-31466,  333-37396,  333-337536,  333-37542,
          333-38580,  333-38586,  333-38586,  333-40258,  333-40260,  333-46295,
          333-47443,  333-47445,  333-47733,  333-47735,  333-52399,  333-58695,
          333-58697,  333-58701,  333-65703,  333-70447,  333-74313,  333-86127,
          333-87619 on Form S-8 and 333-67209 and 333-86035 on Form S-3

Commissioners:

We are aware that our report dated July 18, 2000 on our review of interim financial information of Ford Motor Company (the "Company") as of and for the period ended June 30, 2000 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the afore referenced Registration Statements.

Very truly yours,



/s/PricewaterhouseCoopers LLP
Detroit, Michigan